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                                                                      Exhibit 23

ALBRECHT, VIGGIANO, ZURECK & COMPANY, P.C.

                                                    CERTIFIED PUBLIC ACCOUNTANTS
                                                                25 SUFFOLK COURT
                                                             HAUPPAUGE, NY 11788
                                                                  (631) 434-9500

                        CONSENT OF INDEPENDENT AUDITORS

We consent to the incorporation by reference in this Form 10-K of Smithtown Bancorp, Inc. of our report dated January 22,2002, included in the 2001 Annual Report to Shareholders of Smithtown Bancorp, Inc.


/s/ Albrecht, Viggiano, Zureck & Co., P.C.

Hauppauge, New York
January 22, 2002